Exhibit 99.1

DelMar Pharmaceuticals Receives Nasdaq Bid Price Extension

SAN DIEGO, March 26, 2020 /PRNewswire/ -- DelMar Pharmaceuticals, Inc. (Nasdaq: DMPI) (“DelMar” or the “Company”), a biopharmaceutical company focused on the development of new solid tumor cancer therapies, announced that it has received a listing extension from the Staff of the Listing Qualifications Department of The Nasdaq Capital Market LLC (Nasdaq). The extension grants the Company until September 21, 2020 to regain compliance with the $1.00 Minimum Bid Price requirement for continued listing on Nasdaq.

As previously disclosed on a Form 8-K filed on September 27, 2019 with the U.S. Securities and Exchange Commission, on September 26, 2019, the Company received a written notice (the Initial Notice) from the Nasdaq Staff indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement for continued listing on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded an initial period of 180 calendar days, or until March 24, 2020, to regain compliance. The Company was unable to regain compliance with the $1.00 Minimum Bid Price requirement, which required the Company to demonstrate compliance for a minimum of ten consecutive business days. Subsequently, on March 25, 2020, the Company received an additional written notice notifying that while the Company had not yet regained compliance with the $1.00 Minimum Bid Price requirement, the Nasdaq Staff has granted an additional extension of 180 calendar days to September 21, 2020 to regain compliance with the Minimum Bid Price requirement.

About DelMar Pharmaceuticals, Inc.

Located in San Diego, California, DelMar is focused on the development and commercialization of new therapies for cancer patients who have limited or no treatment options. By focusing on understanding tumor biology and mechanisms of treatment resistance, the Company identifies biomarkers to personalize new therapies in indications where patients are failing, or are unable to tolerate, standard-of-care treatments.

The Company's current pipeline is based around VAL-083, a "first-in-class", small-molecule chemotherapeutic with a novel mechanism of action that has demonstrated clinical activity against a range of cancers, including central nervous system, ovarian and other solid tumors (e.g. NSCLC, bladder cancer, head and neck) in U.S. clinical trials sponsored by the National Cancer Institute (NCI). Based on DelMar's internal research programs and these prior NCI-sponsored clinical studies, the Company is conducting clinical trials to support the development and commercialization of VAL-083 to solve significant unmet medical needs.

VAL-083 is being studied in two collaborator-supported, biomarker-driven Phase 2 clinical trials for MGMT-unmethylated GBM. Overcoming MGMT-mediated resistance represents a significant unmet medical need in the treatment of GBM. In addition, DelMar has announced the allowance of a separate IND for VAL-083 as a potential treatment for platinum-resistant ovarian cancer.

Further information on DelMar’s clinical trials can be found on clinicaltrials.gov: https://www.clinicaltrials.gov/ct2/results?cond=&term=val-083&cntry1=&state1=&recrs.
For additional information, please visit http://delmarpharma.com/; or contact DelMar Pharmaceuticals Investor Relations: ir@delmarpharma.com / (604) 629-5989.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the Company's clinical trials and the reporting of the results. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties.  The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies.  These and other factors are identified and described in more detail in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended June 30, 2019, the Company's Quarterly Reports on Form 10-Q, and the Company's Current Reports on Form 8-K.

CONTACTS:

Investors:

John Marco

Managing Director

CORE IR

516-222-2560

johnm@coreir.com

Media:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com